Exhibit 99.1

News Release

CONTACT:	Sameer Gokhale (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-2219	October 27, 2016
Larry Magnesen (Media)
(513) 534-8055

Fifth Third Bancorp Releases Results of Dodd-Frank Act

Mid-Cycle Company-Run Stress Test

Cincinnati – Fifth Third Bancorp (Nasdaq: FITB) today disclosed results of its 2016 company-run mid-cycle stress test as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The results are available on Fifth Third’s Investor Relations website at http://ir.53.com by clicking on “Quarterly & Annual Reports”.

The results are also available at the following link:

http://phx.corporate-ir.net/phoenix.zhtml?c=72735&p=disclosures

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2016, the Company had $143 billion in assets and operates 1,191 full-service Banking Centers, including 94 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,497 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has an 18.3% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2016, had $314 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

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